Exhibit 10.2


                                SUPPLY AGREEMENT
                                ----------------

         THIS AGREEMENT, made, executed and effective as of February 28, 1998 (hereinafter "Effective Date"), is between Becton, Dickinson and Company, a New Jersey corporation, through its subsidiary PharMingen having its principle office at 10975 Torreyana Road, San Diego, CA 92121-1111 (hereinafter individually and collectively "Becton") and Endogen, Inc. a Massachusetts corporation have its principle office at 30 Commerce Way, Woburn, MA 01801-1059 (hereinafter called "Endogen").

                              W I T N E S S E T H:
                              --------------------

WHEREAS, Becton desires that Endogen manufacture for Becton [CONFIDENTIAL TREATMENT REQUESTED]* of Endogen's [CONFIDENTIAL TREATMENT REQUESTED]* in certain unpackaged bulk quantities; and

         WHEREAS, Endogen desires that Becton manufacture for Endogen [CONFIDENTIAL TREATMENT REQUESTED]* of Becton's [CONFIDENTIAL TREATMENT REQUESTED]* in certain unpackaged bulk quantities; and

         WHEREAS, each of the parties desires to enter into an agreement for the manufacture, packaging and sale of each of the party's antibodies desired by the other party.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

         1.0      Definitions
                  -----------

As used in this Agreement:

                  1.1 "Buyer" shall mean a party hereto, be it Becton or Endogen who is ordering and/or purchasing Products hereunder.

                  1.2 "Agreement" shall mean this Supply Agreement and any exhibits, attachments or addenda hereto.

                  1.3 "Contract Year" shall mean in the context of the first Contract Year hereunder the twelve-month period commencing on the Effective Date. Each succeeding Contract Year, if any, shall consist of the twelve calendar months following the end of the preceding Contract Year.



---------------
* [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  1.4 "Proposed Product(s)" shall mean individually and collectively Becton products consisting of at least the [CONFIDENTIAL TREATMENT REQUESTED]* Becton [CONFIDENTIAL TREATMENT REQUESTED]* as identified in Schedule C and the Endogen products consisting of at least the [CONFIDENTIAL TREATMENT REQUESTED]* as identified in Schedule D, which Schedules may from time to time be amended by mutual agreement of the parties in writing.

                  1.5 "Product(s)" shall mean individually and collectively Becton products consisting of the [CONFIDENTIAL TREATMENT REQUESTED]* Becton [CONFIDENTIAL TREATMENT REQUESTED]* as identified in Schedule C and the Endogen products consisting of the [CONFIDENTIAL TREATMENT REQUESTED]* as identified in Schedule D, which Schedules may from time to time be amended by mutual agreement of the parties in writing; and the Specifications for each have been agreed to by the parties in writing.

                  1.6 "Specifications" shall mean the research use only ("RUO") manufacturing specifications, using conventional methods and practices, packaging, quality assurance, quality control, analyses, methods, timing and shipping specifications for Product, as being used by each party for the same Product which it sells under its own label, unless otherwise agreed to by the parties in writing.

                  1.7 "Supplier" shall mean a party hereto, be it Becton or Endogen who is manufacturing and/or supplying Products hereunder.

                  1.8 "License and Option Agreement" shall mean the agreement between Endogen and Becton dated February 28, 1998, related to granting to Becton of certain intellectual property rights with respect to TcR technology to which Endogen is exclusively licensed, in return for the payment of royalty payments to Endogen.

         2.0      Supply of Product
                  -----------------

                  2.1 As of the Effective Date the Supplier shall make reasonably available to Buyer, the Proposed Products and the Specifications therefore, which Proposed Product the Buyer shall purchase at the price set in
Section 5, for purposes of evaluation. Following Buyer's evaluation, the Buyer shall then either accept the Specification provided by the Supplier or propose an alternative specification. Once the parties have agreed in writing as to the



---------------
* [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Specification that shall apply to the Proposed Product, then the Specification shall become the Specification for the Product and such Product shall be added as appropriate to Schedule C or Schedule D and be subject to the following terms and conditions. In the event that the parties are not able to agree on the specification for the Proposed Product, then Supplier shall replace such Proposed Product with an alternative Proposed Product.

                  2.2 During the term of this Agreement (including renewals) and subject to all of the terms and provisions of this Agreement, Supplier shall manufacture and sell bulk quantities of unpackaged Product to Buyer. Product shall be quality control tested, manufactured, stored and shipped by Supplier in strict conformity with the Specifications. The Supplier shall provide specifications to the Buyer for each Product within thirty (30) days of the Effective Date. Quality control testing shall be performed by Supplier in accordance with the Specifications and the Product shall meet the Specifications as provided by the Supplier or as the Specifications may be modified by mutual agreement in writing prior to issuance of any purchase order under Paragraph 3.2.
                  2.3 Supplier shall provide manufacturing capacity sufficient to supply Buyer's purchase orders for Product, provided that Buyer has provided the purchase orders as specified in Paragraph 3.2 hereof. Supplier shall fill orders for Product submitted by Buyer on the delivery date specified and advise Buyer in advance of Supplier's inability to make full and timely delivery of Product which Buyer has ordered.

                  2.4 (a) The Buyer shall have thirty (30) days after receipt of a delivery of a shipment of Product from Supplier to inspect the shipment and to notify the Supplier if the shipment of Product fails to meet the Specifications. The notice date of Buyer's non acceptance shall be the date of telephone notice to the Supplier with a subsequent confirmation in writing, faxed or mailed by the Buyer specifying the notice date and the reason for the non acceptance.

                      (b) In the event that any shipment of Product by Supplier to Buyer is not accepted by Buyer for any non conformance with the Specifications, the Buyer shall, if so directed by the Supplier, promptly return the shipment of Product which was not acceptable to the Supplier at Supplier's expense and Supplier shall send a replacement shipment of Product conforming to the Specifications within forty-five (45) days of the notice of non acceptance.

                      (c) If the Supplier disagrees with the Buyer's reasons for non acceptance, the Supplier may request re-testing of the non accepted Product shipment for verification of Buyer's reasons for non acceptance by an independent laboratory which has been mutually agreed to by the Buyer and Supplier. The Supplier shall bear the costs for any such re-testing. In the event the Product is found by the independent laboratory to be in conformance with the Specifications, then the Buyer shall accept the shipment and the Buyer shall reimburse the Supplier for the cost of the re-testing.

                  2.5 It is understood and agreed by Supplier that all trademarks and trade names which are the property of Buyer, are and shall remain the property of Buyer notwithstanding its use in connection with the sale of Product by Buyer hereunder. It is also understood by Buyer that all trademarks and trade names which are the property of Supplier, are and shall remain the property of Supplier, Buyer shall not use such trademarks and/or trade names in connection with the sale of Product by Buyer unless, specifically authorized to do so in writing by the Supplier.

                  2.6 Nothing herein grants or shall be deemed to grant to a party hereto any rights in and to any intellectual property rights owned or licensed by the other party hereto.

                  2.7 In the event that the Supplier is unwilling or unable to supply Product to Buyer, then the Supplier agrees to one of the following:

                  (i) if the Supplier has the right to grant to Buyer a license or sublicense or to provide the clone or hybridoma, with out such an agreement then the Supplier shall do so, or then the Supplier shall negotiate in good faith a sublicense or license agreement and then provide the clone or hybridoma to the Buyer; or

                  (ii) if the Supplier does not have the rights specified in (i) above, then the Supplier agrees to cooperate in good faith to assist the Buyer in obtaining such a sublicense or a license from the appropriate party.

         3.0      Forecasts and Orders
                  --------------------

                  3.1 Buyer will submit to Supplier concurrently with the execution of this Agreement for the first Contract Year and at least six (6) months prior to the commencement of each subsequent Contract Year during the term of this Agreement, a non-binding forecast of its estimated requirements for Product during said year. Said annual forecast shall be updated on a semi-annual basis.

                  3.2 Buyer will submit to Supplier at least one (1) month prior to each desired shipment date, a purchase order for delivery of Buyer's desired amount of Product. Product shall be shipped in accordance with the delivery schedule set forth in Buyer's purchase orders.

                  3.3 Buyer's initial estimated quarterly and annual purchase requirements for Product are as set forth on Schedule C attached hereto.

         4.0      Delivery and Packaging
                  ----------------------

                  4.1 Supplier shall fulfill the purchase order submitted by Buyer, in accordance with Paragraph 3.2, by the date indicated thereon by shipping the Product directly to Buyer in accordance with the shipping specifications and procedures set forth in the Specifications. Notwithstanding any contrary provisions of a purchase order, submitted by Buyer hereunder, the provisions of this Agreement shall govern in all respects the subject matters covered herein.

                  4.2 Supplier shall provide such information as is reasonably requested by Buyer, including but not limited to pre-shipment samples of Product or lots of Product, quality control documentation, quality control results, lot number(s), and expiration date and a Certificate of Analysis that the Product when shipped met all applicable Specifications.

                  4.3 Title to the shipped Product shall pass F.O.B.

         5.0      Price and Payment
                  -----------------

                  5.1 Product will be sold to Buyer at a price of [CONFIDENTIAL TREATMENT REQUESTED]* of Product, unless otherwise agreed to by the parties in writing.

                  5.2 The prices stated in Paragraph 5.1 are firm for all Products ordered during the first five (5) Contract Years of this Agreement. In any additional Contract Years beyond the first five, the parties will mutually agree to the price per Product.

                  5.3 Payment for Product received and accepted by Buyer under Buyer's purchase orders of this Agreement shall be made within thirty (30) days of Buyer's acceptance under Paragraph 2.4 and receipt of invoice, unless product shipment is not accepted by Buyer. All payment shall be in U.S. Dollars.

         6.0      Term and Termination
                  --------------------

                  6.1 This Agreement shall continue in effect for an initial term of [CONFIDENTIAL TREATMENT REQUESTED]*. This Agreement shall automatically renew for additional terms of [CONFIDENTIAL TREATMENT REQUESTED]* unless notice not to renew is sent by the Buyer, identifying the specific Product not to be renewed, no later than 30 days prior to the end of the initial term or any renewal term or any renewal term thereafter; such non renewal shall occur without effecting the supply of all other Products being supplied to the other party.

                  6.2 In addition to any other right to terminate provided herein, either party may at its option and without waiving any rights at law or in equity, terminate this Agreement upon failure of the other to perform within thirty (30) days after receipt of notice specifying such failure, unless such failure shall have been due to Force Majeure, or cannot with reasonable diligence be cured within such thirty (30) day period and in such case is cured as soon thereafter



---------------
* [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

as reasonable diligence will allow. This shall be the sole remedy for breach of this Agreement by either party.

                  6.3 In the event that the License and Option Agreement terminates, this Agreement shall terminate one hundred and eighty (180) days from the date of termination of the License and Option Agreement.

                  6.4 In the event either party shall become bankrupt, or insolvent and/or if the assets of either shall be placed in the hands of a receiver, assignee or trustee, whether by voluntary act or otherwise, this Agreement may be terminated by the other party.

                  6.5 In any Contract Year subsequent to the first Contract Year, Buyer shall have the right to terminate this Agreement on a Product by Product basis, upon sixty (60) days' prior written notice to Supplier.

                  6.6 Termination of this Agreement shall be without prejudice to the rights, obligations and debts of the parties arising or accruing prior to such termination.

         7.0      Representations and Warranties
                  ------------------------------

                  7.1 Supplier represents and warrants to Buyer that:

                      a) All Product to be sold to Buyer hereunder will be manufactured, packaged and shipped in strict conformity with the Specifications, will be free from defects in materials and workmanship.

                      b) All Product will be manufactured, packaged, labeled, stored and shipped in strict conformity with all applicable U.S. federal, state and local laws and regulations.

                  7.2 Supplier also represents and warrants to Buyer that it has the full power and authority to enter into and to perform this Agreement, and knows of no contract, agreement, promise, undertaking or other fact or circumstance which would prevent the full execution and performance of this Agreement by it.

         8.0      Food and Drug Administration and Governmental Applications
                  ----------------------------------------------------------

                  Supplier shall furnish Buyer any information requested by United States Food and Drug Administration ("FDA") and other governmental authorities regarding Supplier's performance hereunder or relating to any other matter, which Buyer requires for FDA and other governmental submissions.

         9.0      Inspection
                  ----------

                  Supplier agrees to permit Buyer to enter and inspect, at mutually agreeable times, during normal business hours the facilities in which the Product are manufactured, processed, packaged or held in order to determine whether such manufacturing, processing, packaging or holding conforms with applicable Specifications and all applicable U.S. laws and regulations.

         10.0     Quality Control; Documentation
                  ------------------------------

                  In order to insure compliance with the Specifications, Supplier shall carry out quality control analyses at the times and by analytical methods set forth in the Specifications. Supplier shall provide Buyer with copies of all documentation with respect thereto, and such other documentation as may be required by the Specifications, at the time of completion of manufacturing according to Buyer's purchase orders.

         11.0     Indemnification
                  ---------------

         11.1 Supplier shall indemnify, defend and hold harmless Buyer, its subsidiaries and affiliates (the "Buyer Indemnities") from and against any and all claims, demands, losses, liabilities, costs, expenses, or damages (including reasonable attorneys' fees and related costs) based upon, arising out of, or resulting from, any breach by Supplier in its performance of this Agreement or of any representation or warranty made by it herein.

         11.2 Buyer shall indemnify, defend and hold harmless Supplier, its subsidiaries and affiliates (the "Supplier Indemnities") from and against any and all claims, demands, losses, liabilities, costs, expenses, or damages (including reasonable attorneys' fees and related costs) based upon, arising out of, or resulting from, any misuse of the Product by Buyer or any end purchaser.

         12.0     Independent Contractor
                  ----------------------

                  It is understood that the employees, methods, facilities and equipment of Supplier shall at all times be under its exclusive direction and control. Supplier relationship to Buyer shall be that of an independent contractor and nothing in this Agreement shall be construed to constitute Supplier or any of its employees, as an employee, agent, joint venturer or partner of Buyer.

         13.0     Public Announcements
                  --------------------

                  Except as otherwise required by law, neither party shall make any public announcement with respect to the subject matter or existence of this Agreement and the transactions completed hereby, nor any other public announcement mentioning the other party without the prior written consent of the other party, which consent shall not be unreasonably denied or delayed.

         14.0     Assignment and Subcontracting and Acquisition
                  ---------------------------------------------

                  Neither party shall assign or transfer this Agreement, in whole or in part, or any interest arising under this Agreement without the prior written consent of the other party. Such consent shall not be unreasonably withheld or delayed and shall not be deemed or operate to relieve the assigning or delegating party from any liabilities or obligations assumed or to be performed by it hereunder. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

         15.0     Entire Agreement
                  ----------------

                  This Agreement, together with the Schedules and exhibits incorporated herein by reference, contains the entire agreement between the parties and supersedes all previous written or oral negotiations, commitments, transactions, or understandings. This Agreement may only be modified in writing, executed by duly constituted officers of both parties.

         16.0     Waiver
                  ------

                  Either party's waiver of any term or condition of this Agreement at any time shall not be construed to waive such term or condition at subsequent times or any other term or condition, nor as a waiver of its rights to enforce such term or condition.

         17.0     Notices
                  -------

                  Any notice, request, instruction or other document to be given hereunder shall be deemed validly given, if in writing and delivered personally, by overnight courier, or sent by U.S. certified mail, postage prepaid, return receipt requested, as follows:

If to Becton:
                         PharMingen, Inc
                         10975 Torreyana Road
                         San Diego, CA 92121-1111
                         Attn: President

And                      Becton Dickinson Immunocytometry Systems Division
                         2350 Qume Drive
                         San Jose, CA 95131
                         Attn: President

With a copy to:          Becton, Dickinson and Company
                         1 Becton Drive
                         Franklin Lakes, NJ 07417
                         Attn: Assistant General Counsel

And if to Endogen:       Endogen, Inc.
                         30 Commerce Way
                         Woburn, MA 01801-1059
                         Attn:  President

         All notices and other communications shall be deemed delivered on the date of actual receipt.

         18.0     Headings
                  --------

                  The headings and sub-headings herein are inserted for the convenience of reference only and shall not affect the interpretation of this Agreement.

         19.0     Counterparts
                  ------------

                  This Agreement may be executed in two (2) counterparts each of which shall be deemed an original, but both of which only together shall constitute the same singular effective instrument, and which shall become effective as of the later date written below when executed by the last party hereto.

         20.0     Severability
                  ------------

         If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

         21.0     Disagreements
                  -------------

                  21.1 (a) In the event there is a disagreement between the Supplier and Buyer, the parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party(ies) written notice of any dispute hereunder not resolved in the normal course of business. Within twenty (20) days after delivery of said notice, executives of each of the parties shall discuss by telephone or meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days of the disputing party's notice, or if the parties fail to discuss or meet within twenty (20) days, any party may initiate mediation of the controversy or claim under the then current Center for Public Resources Procedure for Mediation of Business Disputes.

                      (b) If a negotiator intends to be accompanied at a telephone conference or a meeting by an attorney, the other negotiators shall be given at least three (3) working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any state rules of evidence.

                      (c) If the mediation set forth in Section 21.1(a) is unsuccessful in settling the dispute then the parties agree to enter into binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association, with a single arbitrator who is mutually agreed to by the parties in writing.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers in counterpart originals, as of the date last subscribed below.


Endogen:                                  Becton:

ENDOGEN, INC.                             BECTON, DICKINSON AND COMPANY
                                          Through its subsidiary PharMingen



By: /s/ Owen A. Dempsey                   By: /s/ Chun-Ming Huang
    --------------------------                -----------------------------
    Owen A. Dempsey                           Chun-Ming Huang, Ph.D.
    CEO and President                             President

                                   Schedule A
                                 Becton Products


Catalog No.                        Description                            Clone
-----------                        -----------                            -----

                       [CONFIDENTIAL TREATMENT REQUESTED]*









---------------
* [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   Schedule B
                                Endogen Products


Shall include [CONFIDENTIAL TREATMENT REQUESTED]* products carried in Endogen's current catalogue, except [CONFIDENTIAL TREATMENT REQUESTED]* products.







---------------
* [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   Schedule C
                                 Becton Products

                                   Schedule D
                                Endogen Products